Exhibit 10.1

MW BANCORP, INC.

2016 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION

AWARD AGREEMENT

MW Bancorp, Inc. (the “Company”) hereby grants the undersigned Participant an Incentive Stock Option Award (the “Options”), subject to the terms and conditions described in the MW Bancorp, Inc. 2016 Equity Incentive Plan (the “Plan”) and this Incentive Stock Option Award Agreement (this “Award Agreement”). The Option is intended to qualify as an “incentive stock option” under Section 422 of the Code. If for any reason the Option does not qualify as an incentive stock option, then, to the extent it does not so qualify, the Option will be treated as a Non-Qualified Option.

1.	Name of Participant: __________________________

2.	Grant Date: ____________, 20___ (the “Grant Date”).

3.	Award of Incentive Stock Options: The number of Shares subject to the Options granted pursuant to this Award Agreement is equal to _______ (such number being subject to adjustment as provided in Section 3.4 of the Plan) on the terms and conditions and at the Exercise Price all as set forth in this Award Agreement. The Options may be exercised in whole or in part and from time to time as hereinafter provided.

4.	Exercise Price per Share: The “Exercise Price” per Share at which the Participant will be entitled to purchase the Stock covered by the Options will be $________ per Share.

5.	Vesting: The Options will vest according to the following schedule, subject to the Participant’s continued employment with the Company on the Vesting Date.

Date of Vesting (“Vesting Date”)	Number of Shares to Vest on Vesting Date
First Anniversary of Grant Date	[not greater than 33.34%]
Second Anniversary of Grant Date	[______]
[Third Anniversary of Grant Date]	[______]
[Fourth Anniversary of Grant Date]	[______]
[Fifth Anniversary of Grant Date]	[______]
[Sixth Anniversary of Grant Date]	[______]
[Seventh Anniversary of Grant Date]	[______]

If the Participant’s employment terminates prior to a Vesting Date, whether voluntarily or involuntarily, for any reason other than death, Disability, Retirement, or a Change in Control, then:

(a)	any Option that is unvested on the date of termination will be forfeited on that date; and

(b)	the Participant may at any time within ninety (90) days after the effective date of termination of employment exercise the Options to the extent that the Options were vested as of the date of termination, provided that all unexercised vested Options will lapse immediately upon a termination for Cause. In no event will the Options be exercisable after the Expiration Date.

6.	Limitations on Vesting: If the Participant’s employment terminates for any reason prior to a Vesting Date, the Participant shall forfeit all unvested Options except as follows:

(a)	Death; Disability: In the event, prior to any Vesting Date, of the Participant’s death or termination of employment due to Disability, all unvested Options shall become immediately vested and exercisable. The Options may be exercised for a period of one (1) year following termination of employment due to death or Disability, provided that in no event shall the Options be exercisable after the Expiration Date.

(b)	Retirement: In the event of the Participant’s termination of employment due to Retirement, all unvested Options shall be forfeited and all vested Options shall be exercisable for one (1) year following termination of employment due to Retirement, provided that in no event shall the Options be exercisable after the Expiration Date.

(c)	Change in Control: All unvested Options shall become fully vested and exercisable (subject to the expirations provisions otherwise applicable to the Options).

7.	Term of Option. The Options granted under this Award Agreement will expire, unless otherwise exercised, ten (10) years from the Grant Date, through and including the normal close of business of the Company on such tenth anniversary (the “Expiration Date”), subject to earlier termination as provided in Section 5 hereof.

8.	Exercise of Option. The vested Options may be exercised by the Participant in whole or in part by delivery to the Company of written notice of exercise in the form attached hereto as Exhibit A (“Exercise Notice”) and payment of the applicable Exercise Price as provided in Sections 9 and 10 hereof.

9.	Method of Exercising Option.

(a)	General. Subject to the terms and conditions of this Award Agreement and the Plan, the Options may be exercised by timely delivery to the Company of the Exercise Notice, which notice will be effective on the date received by the Company. The Exercise Notice will state Participant’s election to exercise all or part of the Options, the number of Shares in respect of which an election to exercise has been made, and the method of payment elected (see Section 10 hereof). Such Exercise Notice will be signed by Participant (or other permitted person) and will be accompanied by payment of the applicable Exercise Price of such Shares. In the event the Options will be exercised by a person or persons other than the Participant pursuant to Section 13(a) hereof, such Exercise Notice will be signed by such other person or persons, will include the exact name or names in which the Shares will be registered and the Social Security number of such person or persons and will be accompanied by proof acceptable to the Company of the legal right of such person or persons to exercise the Options. All Shares delivered by the Company upon exercise of the Options will be fully paid and nonassessable upon delivery.

(b)	Taxes. No Shares will be delivered to the Participant or other person pursuant to the exercise of the Options until the Participant or other person has made arrangements acceptable to the Committee or the Company for the satisfaction of foreign, federal, state, and local income and employment tax withholding obligations as described in Section 13(d) hereof.

(c)	Participant’s Representations. In the event the Shares purchasable pursuant to the exercise of the Options have not been registered under the Securities Act of 1933, as amended, at the time the Options are exercised, the Participant will, if requested by the Company, concurrently with the exercise of all or any portion of the Options, deliver to the Company a standard investment representation statement.

10.	Method of Payment for Options. Payment for Shares purchased upon the exercise of the Options will be made by Participant in cash; by tendering previously acquired Shares; by cashless exercise (including by withholding Shares deliverable upon exercise or through a broker-assisted arrangement to the extent permitted by applicable law); by a combination of these methods; or through any other method approved by the Committee.

11.	Delivery of Shares. No Shares will be delivered upon exercise of the Options until the following occurs: (i) the Exercise Price will have been paid in full in the manner herein provided; (ii) applicable taxes required to be withheld have been paid or withheld in full; and (iii) approval of any governmental authority required in connection with the Options, or the issuance of Shares thereunder, has been received by the Company. Participant understands and agrees that Company may cause certain legends as appropriate to reflect applicable state and federal securities laws or applicable contractual restrictions to be placed upon any certificate(s) evidencing ownership of the Shares delivered upon exercise of the Options.

12.	Securities Act. The Company will not be required to deliver any Shares pursuant to the exercise of all or any part of the Options if, in the opinion of counsel for the Company, such issuance would violate the Securities Act or any other applicable federal or state securities laws or regulations.

13.	Miscellaneous:

(a)	Nontransferability. The Options may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. Notwithstanding the foregoing, vested Options granted pursuant to this Award Agreement may be transferred as permitted under Section 7.2(b) of the Plan to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of the Participant’s Immediate Family Members or to charitable organizations, provided that the Participant may not receive any consideration in connection with a transfer of any Options.

(b)	Beneficiary. The Participant may designate a Beneficiary in the event of the Participant’s death.

(c)	No Right to Continued Employment. The granting of this Incentive Stock Option Award Agreement shall impose no obligation on the Company or any Subsidiary to continue the employment of a Participant or interfere with or limit the right of the Company or any Subsidiary to terminate the employment of the Participant at any time, with or without Cause, which right is expressly reserved.

(d)	Tax Withholding. The Company or a Subsidiary, as applicable, will have the power and right to deduct, withhold or collect any amount required by law or regulation, or elected by the Participant, to be withheld with respect to any taxable event arising with respect to the Options. To the extent permitted by the Committee, in its sole discretion, this amount may be: (i) withheld from other amounts due to the Participant, (ii) withheld from the value of any Shares transferred in connection with the exercise of the Options, or (iii) collected directly from the Participant. Unless the Participant has otherwise irrevocably elected a different method to satisfy the withholding, the Participant shall be deemed to have elected to satisfy the withholding requirement by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections will be irrevocable and made in writing and will be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

(e)	Requirements of Law. This grant of Options shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system.

(f)	Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of (other than laws governing conflicts of laws) the State of Ohio.

(g)	Award Subject to Plan. The Options are subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Committee has the sole responsibility of interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement will be binding on the Participant. Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

(h)	Section 409A of the Code. This Award Agreement is intended, and shall be construed and interpreted, to comply with Section 409A of the Code and if necessary, any provision shall be held null and void to the extent such provision (or part thereof) fails to comply with Section 409A of the Code or the Treasury Regulations thereunder. For purposes of Section 409A of the Code, each payment of compensation under the Award Agreement shall be treated as a separate payment of compensation. Any amounts payable solely on account of an involuntary termination shall be excludable from the requirements of Section 409A of the Code, either as separation pay or as short-term deferrals to the maximum possible extent. Nothing herein shall be construed as the guarantee of any particular tax treatment to the Participant, and the Company shall have no liability with respect to any failure to comply with the requirements of Section 409A of the Code. Any reference to the Participant’s “termination” shall mean the Participant’s “separation from service,” as defined in Section 409A of the Code. In addition, if the Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any amount in connection with an Option that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s termination until the expiration of six months from the date of such termination (or, if earlier, the Participant’s death). Any payment or distribution that is delayed pursuant to the preceding sentence shall be paid or distributed on the first business day of the seventh month following such termination.

(i)	Clawback. The Options and any Shares issued in connection with the exercise of the Options are subject to any clawback policy adopted by the Company from time to time.

(j)	Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

(k)	Obligation to Exercise. Participant will have no obligation to exercise any Option granted by this Award Agreement.

(l)	Tax Characterization. The Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code. However, notwithstanding such designation, to the extent that the Option does not qualify as an incentive stock option for any reason, then, to the extent that the Option is not so qualified, it will be treated as a Non-Qualified Option. For purposes of the $100,000 aggregate Fair Market Value test, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Stock will be determined as of the date the Option with respect to such Stock is awarded.

(m)	Mandatory Notice of Disqualifying Disposition. Whether this Option will receive such tax treatment as an incentive stock option will depend, in part, on the actions by Participant after exercise of this Option. For example, if Participant disposes of any of the Shares acquired upon exercise of this Option within two years after the Date of Grant and within one year of the date of exercise of this Option, Participant may lose the benefits of Code Section 422. Accordingly, the Company makes no representations by way of the Notice, the Plan, this Option Agreement or otherwise with respect to the actual tax consequences of the grant or exercise of this Option or the subsequent disposition of the Shares acquired under this Option.

If Participant sells or makes a disposition (within the meaning of Code Section 422) of any Shares acquired upon exercise of this Option prior to the later of (i) one year from the date of exercise, or (ii) two years from the Date of Grant, Participant shall give written notice to the Company of such disposition within 30 days of such disposition. The notice will include the Participant’s name; information about the exercise (the number of Shares purchased in the exercise, exercise price, and exercise date) and information about the disposition (the number of Shares disposed of, type and amount of consideration received for such Shares and the date of disposition).

PARTICIPANT

______________________________________ Date: ______________________

MW BANCORP, INC.

By: _________________________________ Date: ______________________

Name: _________________________________

Title: _________________________________

EXHIBIT A

MW BANCORP, INC.

2016 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION

AWARD AGREEMENT

EXERCISE NOTICE

MW Bancorp, Inc.

2110 Beechmont Avenue

Cincinnati, OH 45230

Attention: Secretary

Today’s Date:
Participant’s Name:
Exerciser’s Name (if not Participant):
Address of Participant or other Exerciser:

Grant Date:
Exercise Price per Share:	$
Total Number of Shares to be purchased
through exercise of the Options:
Aggregate Exercise Price:	$

1.	Effective as of today, the undersigned Participant, Participant’s Beneficiary or Participant’s legal representative (“Exerciser”) hereby elects to exercise the Participant’ option to purchase the above referenced number of shares of the common stock (the “Shares”) of MW Bancorp, Inc., a Maryland corporation (the “Company”) under and pursuant to the MW Bancorp, Inc. 2016 Equity Incentive Plan (the “Plan”) and the Incentive Stock Option Award Agreement (the “Award Agreement”) described above. To the extent not specifically provided herein, all capitalized terms used in this Exercise Notice will have the same meanings ascribed to them in the Plan and the Award Agreement, as the case may be.

2.	Representation of Exerciser other than the Participant. Any Exerciser other than the Participant acknowledges that such person (a) has the right to exercise the Option as either the Participant’s Beneficiary following Participant’s death or as Participant’s legal representative following Participant’s Disability; (b) has attached to this Exercise Notice the exact name(s) and social security number(s) for the person to whom the Shares should be issued; and (c) has attached to this Exercise Notice evidence acceptable to the Company that the Participant has died or become Disabled and that such Exerciser has the authority to exercise the Options.

3.	Representations of the Exerciser. The Exerciser acknowledges that the Exerciser has received, read, and understood the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

4.	Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in of the Plan.

5.	Delivery of Payment. The Exerciser herewith delivers to the Company cash, personal check or money order payable to MW Bancorp, Inc., in an amount equal to the full Exercise Price for the Shares, plus any taxes referenced in section 7 hereof

6.	Tax Consultation. The Exerciser understands that the Exerciser may suffer adverse tax consequences as a result of the purchase or disposition of the Shares. The Exerciser represents that the Exerciser has consulted with any tax consultants the Exerciser deems advisable in connection with the purchase or disposition of the Shares and that the Exerciser is not relying on the Company for any tax advice.

7.	Taxes. The Exerciser agrees to satisfy all applicable foreign, federal, state, and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations. The Exerciser also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within 30 days of any disposition of any Shares acquired by exercise of the Option if such disposition occurs within two years from the Award Date or within one year from the date of exercise. If the Company is required to satisfy any foreign, federal, state, or local income or employment tax withholding obligations as a result of such early disposition, the Exerciser agrees to satisfy the amount of such withholding in a manner that the Committee prescribes.

8.	Restrictive Legends. Exerciser understands and agrees that Company may cause certain legends as appropriate to reflect applicable state and federal securities laws or applicable contractual restrictions to be placed upon any certificate(s) evidencing ownership of the Shares delivered upon exercise of the Option.

9.	Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice will be binding upon the Participant, the Exerciser, and their heirs, executors, administrators, successors, and assigns.

10.	Headings. The captions used in this Exercise Notice are inserted for convenience and will not be deemed a part of this agreement for construction or interpretation.

11.	Interpretation. Any dispute regarding the interpretation of this Exercise Notice will be submitted by the Exerciser or by the Company forthwith to the Committee, which will review such dispute at its next regular meeting. The resolution of such a dispute by the Committee will be final and binding on all persons.

12.	Governing Law; Severability. This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Ohio without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Ohio to the rights and duties of the parties. Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, the other provisions will nevertheless remain effective and will remain enforceable.

13.	Notices. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

14.	Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

15.	Entire Agreement. The Plan and the Award Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s rights except by means of a writing signed by the Company and the Participant.

Submitted by:	Accepted by:

PARTICIPANT/EXERCISER:	MW BANCORP, INC.

By:

(Signature)	Title:

Address:	Address:

MW Bancorp, Inc.
2110 Beechmont Avenue
Cincinnati, OH 45230

A-4